Exhibit 99

[This exhibit consists of a copy of the description of the Stock Purchase Plan incorporated by reference in Item 5.02 of the report with which this exhibit is filed.]

Description of the Stock Purchase Plan

The following is a summary of the material terms of the Stock Purchase Plan. Capitalized terms used in this summary have the meaning set forth in the Stock Purchase Plan. The complete text of the Stock Purchase Plan is set forth in Appendix A to this Proxy Statement, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

Purpose of the Stock Purchase Plan

The Stock Purchase Plan is a broad-based employee stock purchase plan providing eligible union and management employees and members of the Board of Directors of the Company and its participating affiliates with the opportunity to purchase shares of Company Common Stock. The Stock Purchase Plan provides participants who purchase shares of Company Common Stock under the Stock Purchase Plan with a ten percent discount from the prevailing market price of a share of Company Common Stock through matching contributions from the Company or its participating affiliates (referred to herein as a “Company matching contribution”) equal to 11 percent of a participant’s contribution. (See “Approval of the Company’s Stock Purchase Plan—Company Matching Contributions” on page 10.) Approval of the Stock Purchase Plan will continue to allow purchases of shares of Company Common Stock to be made in a convenient manner, through payroll deductions or cash payments, and without any fees, commissions or charges payable by participants, other than the purchase price.

Term of the Stock Purchase Plan

The maximum term of the Stock Purchase Plan is ten years following approval by the Company’s stockholders, unless an extension of the term is subsequently approved by stockholders. If the Stock Purchase Plan is approved by stockholders at the Annual Meeting, the Stock Purchase Plan will continue until May 19, 2024.

Eligibility and Participation

Employees of the Company and its participating affiliates with more than three months of service are eligible to participate in the Stock Purchase Plan. In addition, members of the Boards of Directors of the Company and its participating affiliates are also eligible. As of December 31, 2013, the eligible participants included approximately 14,000 employees, 11 executive officers of the Company and participating affiliates and 12 non-employee members of the Boards of Directors of the Company and its participating affiliates. As of December 31, 2013, more than 57 percent of employees of the Company and its participating affiliates were participating in the Expiring Stock Purchase Plan.

Available Shares and Investment Limits

The maximum number of shares of Company Common Stock authorized for issuance pursuant to the Stock Purchase Plan is ten million (10,000,000), subject to adjustment by reason of stock split, spinoff, recapitalization, merger, consolidation, or similar corporate transaction that affects shares of Company Common Stock. Eligible participants, other than non-employee members of the Boards of Directors of the Company and its participating affiliates, may invest up to 20 percent of their pay under the Stock Purchase Plan through payroll deductions or cash payments, subject to a maximum amount, excluding dividend reinvestments, of $25,000 during any calendar year. Non-employee members of the Boards of Directors may invest under the Stock Purchase Plan through cash payments, subject to a maximum amount, excluding dividend reinvestments, of $25,000 during any calendar year. The maximum annual benefit under the Stock Purchase Plan available to a participant is $2,778 (excluding dividend reinvestments and brokerage commissions), based on the maximum annual Company matching contribution available to a participant who makes the maximum annual contribution of $25,000. (See “Approval of the Company’s Stock Purchase Plan—Company Matching Contributions” on page 10.) Dividends paid on shares of Company Common Stock held under the Stock Purchase Plan are reinvested in additional shares, unless otherwise directed by the participant.

Source of Shares

Shares of Company Common Stock purchased under the Stock Purchase Plan may be authorized, but unissued, shares or treasury shares purchased directly from the Company by the agent that the Company appoints to administer the Stock Purchase Plan (“New Shares”), or shares purchased by the agent on any securities exchange where shares are traded, in the over-the-counter market, or in negotiated transactions (“Shares Purchased on the Open Market”).

Dilution

Total potential dilution (as a percentage of the 292,872,396 shares of Company Common Stock outstanding as of December 31, 2013) associated with the ten million (10,000,000) shares of Company Common Stock authorized under the Stock Purchase Plan is 3.4 percent. Participants purchased 864,281 shares in 2013 for $49.5 million under the Expiring Stock Purchase Plan (665,718 shares for $39.8 million in 2012 and 721,520 shares for $37.9 million in 2011), including dividend reinvestments. Annual dilution for 2013 was 0.3 percent (0.2 percent in 2012 and 0.3 percent in 2011). Annual dilution equals shares purchased divided by the number of shares of Company Common Stock outstanding at the beginning of the year. The actual dilution associated with the shares of Company Common Stock to be issued under the Stock Purchase Plan prior to its scheduled termination on May 19, 2024 is not determinable at this time, and will depend on the amounts invested by participants and the purchase price of the shares at various future dates. In addition, the Company may from time to time determine whether shares purchased under the Stock Purchase Plan will be Shares Purchased on the Open Market (which would not be dilutive) or New Shares. Potential dilution amount is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the Company files with the Securities and Exchange Commission.

Purchase Price of Shares

The purchase price of shares of Company Common Stock under the Stock Purchase Plan is dependent upon the source of the shares. For New Shares, the price for a given month is the average of the high and low prices at which shares of Company Common Stock were traded on the New York Stock Exchange on the trading day immediately preceding the purchase dates occurring during a given month. For Shares Purchased on the Open Market, the purchase price of the shares of Company Common Stock for a given month is the average cost, exclusive of brokerage commissions and other expenses, of all shares purchased by the Stock Purchase Plan’s agent during the month. All brokerage commissions and other expenses incurred by the Stock Purchase Plan’s agent in the purchase of shares under the Stock Purchase Plan are paid by the Company or its participating affiliates and are not included in the cost of the shares to the participant.

Company Matching Contributions

To provide a ten percent discount for purchases under the Stock Purchase Plan, the Company or its participating affiliates contribute an amount equal to one-ninth of the amount invested by each participant (including dividend reinvestments)—$1 for each $9 invested. The maximum Company matching contribution available to a participant annually is $2,778 (excluding dividend reinvestment and brokerage commissions), which is available to participants who make the maximum annual contribution of $25,000. (See “Approval of the Company’s Stock Purchase Plan—Available Shares and Investment Limits” on page 9.)

Holding Period

A participant may at any time withdraw or dispose of shares of Company Common Stock held under the Stock Purchase Plan. However, if the shares have been held for less than one year, the participant is ineligible to make further investments under the Stock Purchase Plan (including dividend reinvestments) until the first day of the 13th calendar month following the calendar month during which the shares were purchased.

Modification and Termination of the Stock Purchase Plan

The Company reserves the right and power to suspend, terminate, amend or otherwise modify the Stock Purchase Plan; provided, however, that no suspension, termination, amendment or modification will restrict the right of any participant to withdraw all full shares held under the Stock Purchase Plan, and to receive the net proceeds, after expenses of sale, of any fractional shares held. Any amendment or other modification of the Stock Purchase Plan would, under the New York Stock Exchange listing standards, require stockholder approval if the amendment or modification constituted a material revision under the listing standards.

Other

The Stock Purchase Plan is not a qualified “employee stock purchase plan” under Sections 423 or 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.